Exhibit 99.1

Chemours Announces Dates for Fourth Quarter 2023 Earnings Release,

2023 Form 10-K Filing and Webcast Conference Call

Wilmington, Del., March 26, 2024 – The Chemours Company (“Chemours” or “the Company”) (NYSE: CC) today announced that the Company currently expects to issue its fourth quarter and full year 2023 financial results and file its Annual Report on Form 10-K for the year ended December 31, 2023 after market close on Wednesday, March 27, 2024.

The Company expects to hold its conference call to discuss its fourth quarter and full year 2023 financial results at 8:00 a.m. Eastern Daylight Time on Thursday, March 28, 2024. The call is open to the public and can be accessed via the below webcast information.

Conference Call: Please visit investors.chemours.com for a link to the live webcast and to view the accompanying slides.

Replay: A webcast replay will be available at investors.chemours.com.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise, and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The Company has approximately 6,200 employees and 28 manufacturing sites, and serving approximately 2,700 customers in approximately 110 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or on LinkedIn.

CONTACTS:

INVESTORS

Brandon Ontjes

VP, FP&A and Investor Relations

+1.302.773.3309

investor@chemours.com

Kurt Bonner

Manager, Investor Relations

+1.302.773.0026

investor@chemours.com

NEWS MEDIA

Cassie Olszewski

Corporate Media & Brand Reputation Leader

+1.302.219.7140

media@chemours.com